                                                                       EXHIBIT 1

                                                                  EXECUTION COPY


                                   OLD MUTUAL
                            SOUTH AFRICA EQUITY TRUST

                       ----------------------------------

                              DECLARATION OF TRUST

                          Dated as of September 1, 1995


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                                TABLE OF CONTENTS

                                                                      PAGE

ARTICLE I--Name and Definitions                                         1

    Section 1.1   Name                                                  1
    Section 1.2   Definitions                                           1
    Section 1.3   Rules of Interpretation                               4

ARTICLE II--Trustees                                                    4

    Section 2.1   Number of Trustees                                    5
    Section 2.2   Term of Office of Trustees                            5
    Section 2.3   Resignation and Appointment of Trustees               6
    Section 2.4   Vacancies                                             6
    Section 2.5   Delegation of Power to Other Trustees                 7

ARTICLE III--Powers of Trustees                                         7

    Section 3.1   General                                               7
    Section 3.2   Investments                                           8
    Section 3.3   Legal Title                                           9
    Section 3.4   Issuance, Decreases and Redemptions
                  of Interests                                         10
    Section 3.5   Borrowing Money; Lending Trust Property              10
    Section 3.6   Delegation; Committees                               10
    Section 3.7   Collection and Payment                               10
    Section 3.8   Expenses                                             11
    Section 3.9   Manner of Acting; By-Laws                            11
    Section 3.10  Miscellaneous Powers                                 11
    Section 3.11  Principal Transactions                               12

ARTICLE IV--Investment Adviser, Placement Agent, and
               Administrator                                           12

    Section 4.1   Investment Adviser                                   12
    Section 4.2   Placement Agent                                      13
    Section 4.3   Administrator                                        13
    Section 4.4   Structuring Agent                                    13
    Section 4.5   Parties to Contract                                  13


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ARTICLE V--Liability of Holders; Limitations of Liability of
              Trustees and Others                                      14

    Section 5.1   Liability of Holders                                 14
    Section 5.2   Limitation on Liability of Trustees, Officers and
                  Others                                               15
    Section 5.3   Non-Liability of Trustees, etc.                      15
    Section 5.4   Mandatory Indemnification; Insurance                 15
    Section 5.5   No Bond Required of Trustees                         17
    Section 5.6   No Duty of Investigation; Notice in Trust
                  Instruments, etc.                                    17
    Section 5.7   Reliance on Experts, etc.                            18

ARTICLE VI--Interests                                                  18

    Section 6.1   Beneficial Interest                                  18
    Section 6.2   Rights of Holders                                    18
    Section 6.3   Trust Only                                           19
    Section 6.4   Issuance of Interests                                19
    Section 6.5   Register                                             19
    Section 6.6   Transfer of Interests                                20
    Section 6.7   Notices                                              20
    Section 6.8   Voting Powers                                        20
    Section 6.9   Series Designation                                   21

ARTICLE VII--Increases, Decreases, and Redemptions
                of Interests                                           23

    Section 7.1   General                                              23
    Section 7.2   Suspension of Right to Decrease or Redeem
                  Interests                                            23
    Section 7.3   Disclosure of Holding                                24
    Section 7.4   Redemptions of Accounts of Less than
                  Minimum Amount                                       24
    Section 7.5   Redemptions of Certain Holders                       24

ARTICLE VIII--Determination of Book Capital Account Balances, and
                Distributions                                          25

    Section 8.1   Book Capital Account Balances                        25
    Section 8.2   Allocations and Distributions to Holders             25
    Section 8.3   Power to Modify Foregoing Provisions                 25

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ARTICLE IX--Duration; Termination of Trust; Amendment;
                Mergers, etc.                                          26

    Section 9.1   Duration                                             26
    Section 9.2   Termination of Trust                                 26
    Section 9.3   Amendment Procedure                                  27
    Section 9.4   Merger, Consolidation, and Sale of Assets            28
    Section 9.5   Incorporation, Reorganization                        29
    Section 9.6   Incorporation or Reorganization of Series            29

ARTICLE X--Reports to Holders and Holder Communications                30

ARTICLE XI--Miscellaneous                                              30

    Section 11.1  Filing                                               30
    Section 11.2  Section Headings                                     30
    Section 11.3  Governing Law                                        31
    Section 11.4  Counterparts                                         31
    Section 11.5  Reliance by Third Parties                            31
    Section 11.6  Provisions in Conflict with Law or Regulations       31
    Section 11.7  Principal Office and Registered Agent                32
    Section 11.8  Notices to Old Mutual and Investment Adviser         32

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                              DECLARATION OF TRUST

                                       OF

                                   OLD MUTUAL
                            SOUTH AFRICA EQUITY TRUST

                       ----------------------------------

                          Dated as of September 1, 1995

                       ----------------------------------


         WHEREAS, the Trustees desire to establish a trust for the investment and reinvestment of funds contributed thereto; and

         WHEREAS, it is proposed that the trust assets be composed of money and other property, such assets to be held and managed in trust for the holders of the beneficial interests in the Trust;

         NOW, THEREFORE, the Trustees and any successor Trustees elected or appointed in accordance with this Declaration of Trust hereby declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of such holders and subject to the provisions hereof.

                                    ARTICLE I

                              NAME AND DEFINITIONS

         SECTION 1.1. NAME. The name of the trust created hereby is "Old Mutual South Africa Equity Trust".

         SECTION 1.2. DEFINITIONS. Wherever they are used herein, the following terms have the following respective meanings:

         "Administrator" means a party furnishing services to the Trust pursuant to any contract described in Section 4.3 hereof.

         "Book Capital Account" shall mean for any Holder at any time, the Book Capital Account of the Holder at such time with respect to the Holder's beneficial interest in the Trust Property, the balance of which shall be determined in accordance with the method established by the Trustees pursuant to
Section 8.1. If the Trust is divided into series, the

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Trust shall maintain separate records of the Book Capital Accounts for each such series.

         "By-Laws" means the By-laws referred to in Section 3.9 hereof.

         "Code" means the United States Internal Revenue Code of 1986.

         "Commission" has the meaning specified in the 1940 Act.

         "Custodian" means a Person employed by the Trust to furnish services as described in Article X of the By-Laws.

         "Declaration" means this Declaration of Trust.

         "Entity" means any corporation, company, partnership, trust, unincorporated association, joint venture, limited liability company, mutual fund, or other legal or business entity.

         "Fiscal Year" means an annual period determined by the Trustees that ends on June 30 of each year or on such other day as is permitted or required by the Code.

         "Government Authority" means the government of the United
States or any other country, any government of any political subdivision of the United States or any other country, or any court, tribunal, administrative or regulatory agency, taxing or revenue authority, central bank or banking regulatory authority, commission, or body of any of the foregoing having in any case appropriate jurisdiction.

         "Government Mandate" means any statute, law, rule, regulation, code, or ordinance duly adopted by any Government Authority, any treaty or compact between two or more Government Authorities, any judgment, order, decree, ruling, finding, determination, or injunction of any Government Authority, and any policy or procedure having the force of law of any Government Authority.

         "Holder" means the record holder of any Interest.

         "Institutional Investor" means (a) any U.S. regulated investment company, segregated asset account, non-U.S. investment company, common trust fund, group trust, or other investment arrangement other than an individual, S corporation, partnership or grantor trust beneficially owned by an individual, S corporation or partnership, and/or (b) Old Mutual and any wholly-owned direct or indirect subsidiary of Old Mutual.

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         "Interest" means the beneficial interest of a Holder in the
Trust Property (or, if the Trust is divided into series, in the Trust Property of any series), including all rights, powers, and privileges accorded to Holders by this Declaration, which interest may be expressed as a percentage determined by calculating, at such times and on such basis as the Trustees shall from time to time determine, the ratio of each Holder's Book Capital Account balance to the total of all Holders' Book Capital Account balances. Reference herein to a specified percentage of, or fraction of, Interests, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balances of all, or a specified group of, Holders.

         "Interested Person" has the meaning given that term in the 1940 Act.

         "Investment Adviser" means a Person furnishing services to the Trust pursuant to any contract described in Section 4.1 hereof.

         "Majority Interests Vote" means a "vote of a majority of the outstanding voting securities", as defined in the 1940 Act, with respect to the Interests, provided that a "Majority Interests Vote of a series" means a "vote of a majority of the outstanding voting securities", as defined in the 1940 Act, with respect to the Interests of that particular series. At the date of this Declaration, Section 2(a)(42) of the 1940 Act provides in pertinent part as follows:

              The vote of a majority of the outstanding voting securities of a company means the vote, at the annual or a special meeting of the security holders of such company duly called, (A) of 67 per centum or more of the voting securities present at such meeting, if the holders of more than 50 per centum of the outstanding voting securities of such company are present or represented by proxy; or
              (B) of more than 50 per centum of the outstanding voting securities of such company, whichever is less.

         "1940 Act" means the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

         "Old Mutual" means the South African Mutual Life Assurance Society.

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         "Person" means any individual, Entity, or Government Authority.

         "Placement Agent" means a Person furnishing services to the Trust pursuant to any contract described in Section 4.2 hereof.

         "Redemption" means the complete withdrawal of an Interest of a Holder, the result of which is to reduce the Book Capital Account balance of such Holder to zero, and "redeem" shall mean to effect a Redemption.

         "Transfer" means to sell, convey, transfer, assign, lease, exchange, quitclaim, donate, or otherwise dispose of, or, as appropriate, any sale, conveyance, transfer, assignment, lease, exchange, quitclaim, donation, or other disposition.

         "Trust" refers to the Massachusetts voluntary association established by this Declaration.

         "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees, including any and all property allocated or belonging to any series of Interests pursuant to Section 6.9 hereof.

         "Trustees" means the persons who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified, and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such persons in their capacity as trustees hereunder.

         "United States" means the United States of America, including the fifty states, the District of Columbia, all territories and possessions, and any other areas subject to its jurisdiction.

         SECTION 1.3. RULES OF INTERPRETATION. The following rules shall apply in the construction and interpretation of this Declaration:

         (a) The singular includes the plural, and the plural includes the singular.

         (b) A reference to any gender includes each other gender.

         (c) A reference to any Person includes its legal successors and permitted assigns.

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         (d) A reference to any contract, instrument, agreement, or other document, including any registration statement under the 1940 Act and any private placement memorandum or other offering document for the Interests, shall include any written amendment, supplement, or modification thereto and any replacement thereof.

         (e) A reference to any Government Mandate shall include any amendment or modification thereto and any replacement thereof.

         (f) A reference to any Section refers to that Section of this Declaration unless otherwise indicated.

         (g) The words "include," "includes," and "including" are not limiting.

         (h) The words "hereof," "herein," and "hereunder" and words of similar import shall refer to this Declaration as a whole and not to any particular Section or subdivision of this Declaration.

                                   ARTICLE II

                                    TRUSTEES

         SECTION 2.1. NUMBER OF TRUSTEES. The number of Trustees shall be such number as shall be fixed from time to time by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three nor more than 15. Except as determined from time to time by resolution of the Trustees, no decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 2.2 hereof.

         SECTION 2.2. TERM OF OFFICE OF TRUSTEES. Subject to the provisions of
Section 16(a) of the 1940 Act, the Trustees shall hold office during the lifetime of the Trust and until its termination as hereinafter provided; except that (a) any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed with cause, at any time by written instrument signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective; (c) any Trustee who has attained a

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mandatory retirement age established pursuant to any written policy adopted from time to time by at least two-thirds of the Trustees shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy; (d) any Trustee who has become incapacitated by illness or injury as determined by a majority of the other Trustees, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (e) a Trustee may be removed by a vote of Holders of two-thirds of the outstanding Interests. For purposes of the foregoing clause (b), the term "cause" shall include willful misconduct, gross negligence, dishonesty, fraud, a felony conviction, or failure to comply with such written policies as may from time to time be adopted by at least two-thirds of the Trustees with respect to the conduct of Trustees and attendance at meetings. Upon the resignation, retirement, or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning, retiring, or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. The Trust shall promptly notify the Investment Adviser and each Holder of the resignation, retirement, or removal of any Trustee.

         SECTION 2.3. RESIGNATION AND APPOINTMENT OF TRUSTEES. In case of a vacancy as a result of the death, resignation, retirement, removal, or inability of any of the Trustees, by reason of an increase in number, or for any other reason, a majority of the remaining Trustees shall fill such vacancy by appointing such other individual as they in their discretion shall see fit. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.

         SECTION 2.4. VACANCIES. The death, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, or the number of Trustees as fixed is reduced, the Trustees in office, regardless of their number, shall have all the powers granted to

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the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

         SECTION 2.5. DELEGATION OF POWER TO OTHER TRUSTEES. Any Trustee may, by power of attorney, delegate his rights, power, and authority under this Declaration for a period not exceeding six months at any one time to any other Trustee; provided that in no case shall fewer than two Trustees personally exercise the powers granted to the Trustees under this Declaration except as herein otherwise expressly provided.

                                   ARTICLE III

                               POWERS OF TRUSTEES

         SECTION 3.1.  GENERAL.

         (a) The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations and maintain offices anywhere in the world both within and without the Commonwealth of Massachusetts and the United States, and to do all such other things and execute all such instruments as the Trustees deem necessary, convenient, or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. The provisions of this Declaration shall be construed so as to expand, to the fullest extent possible, the power and authority of the Trustees on behalf of the Trust.

         (b) The Trustees in all instances shall act as principals, and are and shall be free from the control of the Holders except as otherwise expressly provided herein. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary, convenient, or desirable in connection with the management of the Trust subject to this Declaration. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments (except as otherwise required by Government Mandate), but shall have full authority and power to make any and all investments which they, in

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their uncontrolled discretion, shall deem proper to accomplish the purposes of the Trust.

         (c) The Trust shall be of the type commonly called a Massachusetts business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

         (d) The enumeration of any specific power herein shall not be construed as limiting the power of the Trustees. The powers of the Trustees may be exercised without order of or resort to any Government Authority.

         SECTION 3.2.  INVESTMENTS.

         (a)     The Trustees shall have the power:

         (i) to conduct, operate, and carry on the business of an investment company;

         (ii) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, Transfer, exchange, distribute, lend, or otherwise deal in or dispose of U.S. and non-U.S. currencies, any form of gold or other precious metal, commodity contracts, any form of option contract, contracts for the future acquisition or delivery of fixed income or other securities, shares of, or any other interest in, any investment company as defined in the 1940 Act, and securities and related derivatives of every nature and kind, including all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including:

                 (A) any Government Authority, including the government of the Republic of South Africa or any province of South Africa and any agency, authority, or instrumentality of any such government;

                 (B) any international or supranational instrumentality,

                 (C) any bank or savings institution organized under the laws of the United States, any other country, or any political subdivision of any other country, or

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                 (D) any Entity organized under the laws of the United States, any other country, or any political subdivision of any other country;

or in "when issued" contracts for any such securities, to retain Trust assets in cash and from time to time to change the securities or obligations in which the assets of the Trust are invested; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said investments;

         (iii) to hold any security or property in a form not indicating any trust, whether in bearer, unregistered, or other negotiable form; or either in the Trust's own name or in the name of a custodian or a nominee, subject in either case to proper safeguards according to the usual practice of Massachusetts trust companies or investment companies;

         (iv) to definitively interpret the investment objectives, policies, and limitations of the Trust or any series; and

         (v) to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, convenient, or desirable for the accomplishment of any purpose, the attainment of any object, or the furtherance of any power herein set forth, and to do every other act or thing incidental or appurtenant to or connected with the aforesaid purposes, objects, or powers.

         (b) The Trustees shall not be limited to investing in securities or obligations maturing before the possible termination of the Trust.

         (c) The Trustees shall have the power in their discretion without any requirement of approval by Holders to invest either all or a portion of the Trust Property in another investment company that is registered under the 1940 Act.

         SECTION 3.3. LEGAL TITLE. Legal title to all Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person or nominee, on such terms as the Trustees may determine. The right, title, and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter

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

become a Trustee. Upon the resignation, removal, insolvency, or death of a Trustee, such Trustee shall automatically cease to have any right, title, or interest in any of the Trust Property, and the right, title, and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not Transfer documents have been executed and delivered.

         SECTION 3.4.  ISSUANCE, DECREASES AND REDEMPTIONS OF INTERESTS.

         The Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit increases, decreases, and Redemptions of Interests as provided in Article VII.

         SECTION 3.5. BORROWING MONEY; LENDING TRUST PROPERTY. The Trustees shall have power to (a) borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging, granting security interests in, or otherwise using as security the Trust Property, (b) endorse, guarantee, or undertake the performance of any obligation, contract, or engagement of any other Person and
(c) lend Trust Property.

         SECTION 3.6. DELEGATION; COMMITTEES. The Trustees shall have power to delegate from time to time to committees of Trustees or others or to officers, employees, independent contractors, or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient. The Trustees may specify, modify, limit, and terminate the rights, power, and authority of any such committees, officers, employees, contractors, and agents. The Trustees may specify and modify the rules, policies, and procedures governing any such committees, officers, employees, contractors, and agents or may authorize such committees, officers, employees, contractors, and agents to adopt and modify such rules, policies, and procedures (subject in each case to the power of the Trustees to amend, modify, supplement, or repeal the same).

         SECTION 3.7. COLLECTION AND PAYMENT. Subject to Section 6.9, the Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, arbitrate, defend, compromise, or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations owing to the Trust; and to enter into releases, agreements, and other instruments in connection with the foregoing.

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         SECTION 3.8. EXPENSES. Subject to Section 6.9(b), the Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees, contractors, agents, and Trustees. The Trustees shall be reimbursed from the Trust Property, or the assets belonging to the appropriate series, for their expenses and disbursements and for all losses and liabilities by them incurred in administering the Trust; and for the payment of such expenses, disbursements, losses, and liabilities, the Trustees shall have a lien on the Trust Property, or the assets belonging to the appropriate series, prior to any rights or interests of the Holders, or the Holders of such series, thereto.

         SECTION 3.9. MANNER OF ACTING; BY-LAWS. Except as otherwise provided herein or in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees at which a quorum (as determined in the ByLaws) is present, including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons who have given notice to the presiding officer that they wish to participate in the meeting can hear each other, or by written consents of all of the Trustees. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent such power is not reserved to the Holders.

         SECTION 3.10. MISCELLANEOUS POWERS. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships, and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring any Holders, Administrators, Trustees, officers, employees, agents, Investment Advisers, Placement Agents, selected dealers, or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, and other retirement, incentive, and benefit plans for any Trustees, officers, employees, contractors, or agents of the Trust; (e) to the extent permitted by Government Mandate, indemnify any person with whom the Trust has dealings, including any Investment Adviser,

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

Administrator, Custodian, Placement Agent, dealer, or other agent or independent contractor, to such extent as the Trustees shall determine; (f) guarantee indebtedness or contractual obligations of others; (g) determine and change the Fiscal Year of the Trust and the method by which its accounts shall be kept; (h) adopt a seal for the Trust, provided that the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust; (i) set record dates for any purpose; (j) subject to Section 9.4 and Section 9.6, merge or consolidate the Trust or any series with any other Entity and Transfer all or substantially all of the assets of the Trust to another Person; and (k) set apart, from time to time, out of any funds of the Trust reserves for any proper purpose, and abolish any such reserves.

         SECTION 3.11. PRINCIPAL TRANSACTIONS. Except in transactions that are not prohibited by the 1940 Act, or that are permitted by any order of exemption issued by the Commission, the Trustees shall not, on behalf of the Trust, buy any securities (other than Interests) from or Transfer any securities (other than Interests) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Administrator, Custodian (other than repurchase agreements), or Placement Agent, or with any Interested Person of such Person; but the Trust may, upon customary terms, employ any such Person, or any firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, or custodian.

                                   ARTICLE IV

                      INVESTMENT ADVISER, PLACEMENT AGENT,
                                AND ADMINISTRATOR

         SECTION 4.1. INVESTMENT ADVISER. Subject to a Majority Interests Vote of each series affected thereby, the Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts whereby the other party to each such contract shall undertake to furnish the Trust such management, investment advisory, statistical, and research facilities and services, and such other facilities and services, if any, with respect to one or more series of Interests, as the Trustees shall from time to time consider necessary, convenient, or desirable and all upon such terms and conditions as the

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Trustees may in their discretion determine. Notwithstanding any provision of this Declaration, the Trustees may delegate to the Investment Adviser authority (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans, or Transfers of assets of the Trust on behalf of the Trustees or may authorize any officer, employee, or Trustee to effect such purchases, sales, loans, or Transfers pursuant to recommendations of the Investment Adviser (and all without further action by the Trustees). Any of such purchases, sales, loans, or Transfers shall be deemed to have been authorized by all the Trustees. Such services may be provided by one or more Persons.

         SECTION 4.2. PLACEMENT AGENT. The Trustees may in their discretion from time to time enter into one or more placement agreements providing for the sale of Interests whereby the Trust may either agree to issue Interests to the other party to any such contract or appoint any such other party its sales agent for Interests. In either case, any such contract shall be on such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of this Declaration or the By-Laws; and such contract may also provide for the repurchase or sale of Interests by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer and sales agreements with registered securities dealers and depository institutions to further the purpose of the placement or repurchase of the Interests. Such services may be provided by one or more Persons.

         SECTION 4.3. ADMINISTRATOR. The Trustees may in their discretion from time to time enter into one or more contracts for the provision of administrative services to the Trust as the Trustees shall from time to time consider necessary, convenient, or desirable and all upon such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of this Declaration or the By-Laws. Such services may be provided by one or more Persons.

         SECTION 4.4. STRUCTURING AGENT. The Trustees may in their discretion from time to time enter into one or more agreements for the provision of structuring services and advice to the Trust on such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of this Declaration or the By-Laws. Such services may be provided by one or more Persons.

         SECTION 4.5. PARTIES TO CONTRACT. Any contract of the character described in Section 4.1, 4.2, 4.3, or 4.4 or any Custodian contract as described in Article X of the By-Laws may be entered into with any

Person, although one or more of the Trustees or officers of the Trust may be an officer, partner, director, trustee, shareholder, or member of such other party to the contract, or otherwise interested in such contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of any such contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV or the By-Laws.

                                    ARTICLE V

                              LIABILITY OF HOLDERS;
                 LIMITATIONS ON LIABILITY OF TRUSTEES AND OTHERS

         SECTION 5.1. LIABILITY OF HOLDERS. Each Holder of an Interest (or, if the Trust is divided into series, each Holder of an Interest in a series) shall be jointly and severally liable with every other Holder of an Interest (or every other Holder of an Interest in that series), with rights of contribution inter se in proportion to their respective Interests in the Trust (or that series) for the liabilities and obligations of the Trust (or that series and no other series) in the event that the Trust (or that series) fails to satisfy such liabilities and obligations from its assets. To the extent assets of the Trust (or that series) are available, the Trust shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject by reason of being or having been a Holder of an Interest (or an Interest in that series) to the extent that such claim or liability imposes on the Holder an obligation or liability that, when compared to the obligations and liabilities imposed on other Holders of Interests (or Interests in the series), is greater than such Holders' proportionate share according to such Holder's Interest, and shall reimburse such Holder for all legal and other expenses reasonably incurred by such Holder in connection with any such claim or liability. The rights accruing to a Holder under this Section
5.1 shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each Holder of an Interest shall remain jointly and severally liable to the creditors of the Trust (or of a particular series) as a legal matter. In the event the Trust is divided into series, the liabilities of a particular series and the right to indemnification granted hereunder to

Holders of interests in particular series shall not be enforceable against any other series or Holders of Interests in any other series.

         SECTION 5.2. LIMITATION ON LIABILITY OF TRUSTEES, OFFICERS, AND OTHERS. No Trustee, officer, or employee of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Holders, in connection with Trust Property or the affairs of the Trust, and all Persons other than the Trust or the Holders shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

         SECTION 5.3. NON-LIABILITY OF TRUSTEES, ETC. No Trustee, officer, or employee of the Trust shall be liable to the Trust or to any Holder, Trustee, officer, employee, or agent of the Trust for any action or failure to act (including the failure to compel in any way any former or acting Trustee to redress any breach of trust), or for any error of judgment or mistake of fact or law, except for his own bad faith, willful misfeasance, gross negligence, or reckless disregard of his duties.

         SECTION 5.4.  MANDATORY INDEMNIFICATION; INSURANCE.

         (a) Subject to the exceptions and limitations contained in paragraph
(b) below:

         (i) every person who is or has been a Trustee, officer, or employee of the Trust shall be indemnified by the Trust, to the fullest extent permitted by Government Mandate (including the 1940 Act) against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit, or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee, officer, or employee and against amounts paid or incurred by him in the settlement thereof; and

         (ii) for all purposes of this Article V, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits, or proceedings (civil, criminal, administrative, or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

         (b) No indemnification shall be provided hereunder to a Trustee, officer, or employee:

         (i) against any liability to the Trust or the Holders by reason of a final adjudication by the Government Authority before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office;

         (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

         (iii) in the event of a settlement involving a payment by a Trustee, officer, or employee or other disposition not involving a final adjudication as provided in paragraph (b) (i) or (b) (ii) above resulting in a payment by a Trustee, officer, or employee, unless there has been either a determination that such Trustee, officer, or employee did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office by the Government Authority approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that he did not engage in such conduct:

                  (A) by vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

                  (B) by written opinion of independent legal counsel.

         (c) Subject to the provisions of the 1940 Act, the Trust may maintain insurance for the protection of the Trust Property and the Trust's present or former Holders, Trustees, officers, employees, independent contractors, and agents in such amounts as the Trustees shall deem adequate to cover possible tort liability (whether or not the Trust would have the power to indemnify such Persons against such liability), and such other insurance as the Trustees in their sole judgment shall deem advisable.

         (d) The rights of indemnification herein provided shall be severable, shall not affect any other rights to which any Trustee, officer, or employee may now or hereafter be entitled, shall continue as to a Person who has ceased to be such a Trustee, officer, or employee, and shall inure to the benefit of the heirs, executors, and administrators of such Person. Nothing contained herein shall affect any rights to indemnification to which personnel other than Trustees, officers, and employees may be entitled by contract or otherwise under Government Mandate.

         (e) Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this
Section 5.3 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 5.3, provided that either:

         (i) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

         (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

         As used in this Section 5.3 a "Disinterested Trustee" is one
(i) who is not an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation, or order of the Commission), and (ii) against whom none of such actions, suits, or other proceedings or another action, suit, or other proceeding on the same or similar grounds is then or had been pending.

         SECTION 5.5. NO BOND REQUIRED OF TRUSTEES. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

         SECTION 5.6. NO DUTY OF INVESTIGATION; NOTICE IN TRUST INSTRUMENTS, ETC. No purchaser, lender, or other Person dealing with the Trustees or any officer, employee, or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee, or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee, or agent. Every obligation, contract, instrument, certificate, Interest, other security of the Trust, or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees, or agents of the Trust. Every written obligation, contract, instrument, certificate, Interest, other security of the Trust, or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under this Declaration, and that the obligations of any such instrument are not binding upon any of the Trustees individually, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind any of the Trustees individually.

         SECTION 5.7. RELIANCE ON EXPERTS, ETC. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, Placement Agent, selected dealers, accountants, appraisers, or other experts or consultants selected with reasonable care by the Trustees, officers, or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI

                                    INTERESTS

         SECTION 6.1. BENEFICIAL INTEREST. The beneficial interest in the Trust shall consist of non-transferable Interests. Interests may be issued only to Institutional Investors, as may be approved by the Trustees, for cash or other consideration acceptable to the Trustees, subject to the requirements of the 1940 Act. The value of an Interest shall be equal to the Book Capital Account balance of the Holder of the Interest. The number of Interests authorized hereunder is unlimited.

         SECTION 6.2. RIGHTS OF HOLDERS. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Holders shall have no interest therein other than the beneficial interest conferred by their Interests, and they shall have no right to call for any partition or division of any property, profits, rights, or interests of the Trust. The Interests shall be personal property giving only the rights specifically set forth in this Declaration. The Interests shall not entitle the holder to preference, preemptive, appraisal, conversion, or exchange rights, except as the Trustees may determine. Every Holder by virtue of having acquired an Interest shall be held expressly to have assented and agreed to the terms of this Declaration and to have become a party hereto.

         SECTION 6.3. TRUST ONLY. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and the Holders. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Holders, either by themselves or with the Trustees, partners or members of a joint stock association.

         SECTION 6.4. ISSUANCE OF INTERESTS. The Trustees shall have the power, from time to time, without a vote of the Holders, to offer, sell, and issue to any Institutional Investor an Interest (or, if the Trust is divided into series, an Interest in any series) for such type of consideration, including cash or property other than cash, at such times and on such terms as the Trustees may determine to be necessary, convenient, or desirable, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. Individuals, S corporations, partnerships, and grantor trusts that are beneficially owned by an individual, S corporation, or partnership may not purchase Interests. The Trustees, in their discretion, may refuse to sell an Interest (or an Interest in any series) to any Person without any cause or reason therefor. A Holder that has Redeemed its Interest (or its Interest in a series) may, except as otherwise determined by the Trustees, not be permitted to purchase an Interest (or an Interest in such series) until the later of 60 days next following the date of such Redemption or the first day of the Fiscal Year next succeeding the Fiscal Year during which such Redemption occurred. The Trustees may impose a sales charge or commission on all or certain issuances or increases of Interests or authorize a Placement Agent to impose such a sales charge or commission.

         SECTION 6.5. REGISTER. A register shall be kept at the principal office of the Trust, which register shall contain the name, address, and Book Capital Account balance of each Holder. Such register shall be conclusive as to the identity of the Holders. No Holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein or in the By-Laws provided, until such Holder has given its address to such officer or agent of the Trust as is keeping such register for entry thereon. The Trust shall be entitled to treat the holder of record of any Interest as the holder in fact thereof and shall not be bound to recognize any equitable or other claim or interest in such Interest on the part of any other Person, except as may be otherwise required by Government Mandate.

         SECTION 6.6. TRANSFER OF INTERESTS. A Holder may not transfer its Interest.

         SECTION 6.7. NOTICES. Any and all notices to which any Holder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Holder at its last known address as recorded on the register of the Trust.


         SECTION 6.8. VOTING POWERS.

         (a) The Holders shall have power to vote only (i) for the election of Trustees as provided in Section 16 of the 1940 Act, (ii) for the removal of Trustees as provided in Section 2.2, (iii) with respect to any investment advisory or management contract as provided in Section 4.1, (iv) with respect to termination of the Trust as provided in Section 9.2, (v) with respect to any amendment of this Declaration to the extent and as provided in Section 9.3, (vi) with respect to any merger, consolidation, or sale of assets as provided in Sections 9.4 and 9.6, (vii) with respect to incorporation of the Trust or any series to the extent and as provided in Sections 9.5 and 9.6, (viii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding, or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Holders, and (ix) with respect to such additional matters relating to the Trust as may be required by this Declaration, the By-Laws, or applicable Government Mandate, or as the Trustees may consider necessary, convenient, or desirable. The Trust shall promptly notify the Investment Adviser and each Holder of any vote under this Declaration by the Holders, provided that a failure to give any such notice shall not have any effect on the validity of any vote.

         (b) On each matter submitted to a vote of the Holders, each Holder shall be entitled to a vote proportionate to its Interest as recorded on the books of the Trust. If the Trust is divided into series, each series shall vote as a separate class except as provided in Section 6.9(d). On each matter submitted to a vote of the Holders, each Holder may apportion its vote with respect to a proposal in the same proportion as its own shareholders voted with respect to that proposal. The By-Laws may include further provisions for Holder votes, quorums, meetings, and related matters.

         (c) Until Interests are issued, the Trustees may exercise all rights of Holders and may take any action required by Government Mandate, this Declaration, or the By-Laws to be taken by Holders.

         SECTION 6.9. SERIES DESIGNATION. The Trustees, in their discretion and without a vote of the Holders, may divide the Trust and Trust Property into one or more series, each of which shall be a separate subtrust and the Interests in which shall be separate and distinct from the Interests in any other series. The Trustees shall promptly notify the Investment Adviser of any new series, provided that a failure to give any such notice shall not affect the validity of any series. Any different series shall be established and designated, and the variations in the relative rights, privileges, and preferences as between the different series shall be fixed and determined by the Trustees subject in all respects to the following provisions:

         (a) All consideration received by the Trust for the issuance or sale of Interests of a particular series, together with all assets in which such consideration is invested or reinvested, all income and earnings thereon, profits therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held in trust for the benefit of Holders of that series for all purposes, subject only to the rights of creditors of such series, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, proceeds, funds, or payments which are not readily identifiable as held for the benefit of Holders of any particular series, the Trustees shall allocate them to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Holders of all series for all purposes. No Holder of any particular series shall have any claim on or right to any assets allocated or belonging to any other series.

         (b) The assets belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series and any expenses, costs, charges, and reserves attributable to that series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable. Each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Holders of all series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Holders. Under no circumstances shall the assets allocated or belonging to any particular series be charged with liabilities, expenses, costs, charges, or reserves attributable to any other series. All Persons who have extended credit that has been allocated to a particular series, or who have a claim or contract that has been allocated to any particular series, shall look only to the assets of that particular series for payment of such credit, claim, or contract.

         (c) The power of the Trustees to invest and reinvest the Trust Property allocated or belonging to any particular series shall be governed by Section 3.2 unless otherwise provided in the instrument of the Trustees establishing such series which is hereinafter described.

         (d) On any matter submitted to a vote of the Holders of the Trust, all Interests then entitled to vote shall be voted by individual series, except that
(i) when required by the 1940 Act or Section 9.3 to be voted in the aggregate, Interests shall not be voted by individual series, (ii) the Interests shall vote as one class in the election and removal of Trustees, (iii) amendments to this Declaration shall be adopted as provided in Section 9.3, and (iv) when the Trustees have determined that the matter affects the interests of Holders of all series or classes of Interests and that the Interests shall vote as one class on the matter.

         (e) The establishment and designation of any series shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument, or upon a resolution adopted by a majority of the Trustees and the execution by an officer of the Trust on behalf of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument. At any time that there are no Interests outstanding of any particular series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

                                   ARTICLE VII

                      INCREASES, DECREASES, AND REDEMPTIONS
                                  OF INTERESTS

         SECTION 7.1. GENERAL. Subject to applicable law, to the provisions of this Declaration, and to such restrictions as may from time to time be adopted by the Trustees, each Holder may vary its Interest in the Trust (or any series) at any time by increasing through a capital contribution (of cash or property other than cash, as determined by the Trustees) or decreasing (through a capital withdrawal) its Interest or by a Redemption of its Interest. An increase in the Interest of a Holder shall be reflected as an increase in the Book Capital Account balance of that Holder (in the Trust or a series of the Trust, as the case may be), and a decrease in the Interest of a Holder or Redemption of the Interest of that Holder shall be reflected as a decrease in the Book Capital Account balance of that Holder (in the Trust or a series of the Trust, as the case may be). The Trust shall, upon appropriate and adequate notice from any Holder, increase, decrease, or redeem such Holder's Interest for an amount determined by the application of a formula adopted for such purpose by resolution of the Trustees; provided that (a) the amount received by the Holder upon any such decrease or Redemption shall not exceed the decrease in the Holder's Book Capital Account balance effected by such decrease or Redemption of its Interest, and (b) if so authorized by the Trustees with respect to all or certain Interests, the Trust may at any time and from time to time, charge fees for effecting any such decrease or Redemption, at such rates as the Trustees may establish. The procedures for effecting increases, decreases or Redemptions shall be as determined by the Trustees from time to time.

         SECTION 7.2. SUSPENSION OF RIGHT TO DECREASE OR REDEEM INTERESTS. The Trust may declare a suspension of the right to decrease or redeem Interests or postpone the date of payment of the proceeds of a decrease or Redemption of an Interest for the whole or any part of any period (a) during which the New York Stock Exchange is closed other than customary week-end and holiday closings, (b) during which trading on the New York Stock Exchange is restricted, (c) during which an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or
(d) during which the Commission for the protection of Holders by order permits the suspension of the right of decrease or Redemption or postponement of the date of payment of the proceeds; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (b), (c), or (d) exist. Such suspension shall take effect at such time as the Trust shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right to decrease or redeem Interests or payment of the proceeds of a decrease or Redemption of an Interest until the Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which the New York Stock Exchange shall have reopened or the period specified in (b) or (c) shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Trust shall be conclusive). In the case of a suspension of the right to decrease or redeem Interests, a Holder may either withdraw his request to decrease or redeem Interests or receive payment based on the net asset value upon the termination of the suspension.

         SECTION 7.3. DISCLOSURE OF HOLDING. The Holders shall upon request disclose to the Trustees in writing such information with respect to direct and indirect ownership of Interests as the Trustees deem necessary or convenient to comply with the Code, or any other applicable Government Mandate. Upon the failure of a Holder to comply with such a request of the Trustees, the Trust shall have the power to redeem the Interests of such Holder for such Holder's Book Capital Account balance.

         SECTION 7.4. REDEMPTIONS OF ACCOUNTS OF LESS THAN MINIMUM AMOUNT. The Trustees shall have the power (but no obligation) at any time to redeem all (but not less than all) the Interest of any Holder at a redemption price determined in accordance with Section 7.1 if at such time the aggregate Book Capital Account balance of such Holder is less than a minimum amount, if any, as determined from time to time by the Trustees.

         SECTION 7.5. REDEMPTIONS OF CERTAIN HOLDERS. The Trustees shall have the power (but no obligation) at any time to redeem all (but not less than all) the Interest of any Holder at a redemption price determined in accordance with
Section 7.1 if such Holder shall (a) dissolve, terminate, or liquidate or commence, consent to, or fail to contest proceedings for the same, (b) commence, consent to, or fail to contest any proceeding under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, or similar Government Mandate, (c) be subject to any involuntary proceeding under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, or similar Government Mandate that is not dismissed within 60 days, (d) be subject to a

Government Mandate appointing a receiver, custodian, liquidator, or similar official that is not dismissed within 60 days, (e) admit in writing its inability to pay its debts as they become due, or (f) make an assignment for the benefit of creditors.

                                  ARTICLE VIII

                      DETERMINATION OF BOOK CAPITAL ACCOUNT
                           BALANCES AND DISTRIBUTIONS

         SECTION 8.1. BOOK CAPITAL ACCOUNT BALANCES. The Book Capital Account balances of Holders with respect to the Trust (or a particular series) shall be calculated on such days and at such times as the Trustees may determine. The Trustees shall adopt resolutions setting forth the method of determining the Book Capital Account balance of each Holder. The power and duty to make calculations pursuant to such resolutions may be delegated by the Trustees to the Investment Adviser, Administrator, custodian, or such other Person as the Trustees may determine. Upon the Redemption of an Interest, the Holder of that Interest shall be entitled to receive the balance of its Book Capital Account. A Holder may not transfer its Book Capital Account balance.

         SECTION 8.2. ALLOCATIONS AND DISTRIBUTIONS TO HOLDERS. The Trustees shall, in compliance with the Code, the 1940 Act, and generally accepted accounting principles, establish the procedures by which the Trust shall make
(a) the allocation of unrealized gains and losses, taxable income and tax loss, and profit and loss, or any item or items thereof, to each Holder, (b) the payment of distributions, if any, to Holders upon liquidation or otherwise, and
(c) upon liquidation, the final distribution of items of taxable income and expense. Such procedures shall be set forth in writing and be furnished to the Trust's accountants. The Trustees may amend the procedures adopted pursuant to this Section 8.2 from time to time. The Trustees may retain from the net profits of the Trust, or any series, such amount as they may deem necessary to pay the liabilities and expenses of the Trust, or such series.

         SECTION 8.3. POWER TO MODIFY FOREGOING PROCEDURES. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net income and net assets of the Trust and of any series, the allocation of income of the Trust and of any series, the Book Capital Account balance of each Holder, or the payment of distributions to the Holders as they may deem necessary or desirable to enable the Trust, or any series, to comply with any provision of the 1940 Act or any order of exemption issued by the Commission or under the Code.

                                   ARTICLE IX

                         DURATION; TERMINATION OF TRUST;
                            AMENDMENT; MERGERS, ETC.

         SECTION 9.1. DURATION. Subject to possible dissolution or termination in accordance with the provisions of this Article IX, the Trust shall continue until the expiration of 20 years after the death of the last survivor of (a) the initial Trustees named herein and (b) the descendants of George H. W. Bush, 41st president of the United States, living on the date of this Declaration.

         SECTION 9.2. TERMINATION OF TRUST.

         (a) The Trust may be terminated by a Majority Interests Vote, by the Trustees, or upon the bankruptcy or dissolution of a Holder unless the remaining Holders, by Majority Interests Vote, agree to continue the Trust. Any series of the Trust may be terminated by a Majority Interests Vote of that series, by the Trustees, or upon the bankruptcy or dissolution of a Holder of that series unless the remaining Holders, by Majority Interests Vote of the series, agree to continue the series. Upon the termination of the Trust or any series of the
Trust:

         (i) The Trust or series of the Trust shall carry on no business except for the purpose of winding up its affairs.

         (ii) The Trustees shall give prompt notice of the termination of the Trust or any series to Old Mutual. No action under Section 9.2(a)(iii) or (iv) shall be taken until 60 days after the date of such notice, unless Old Mutual waives such 60 day period in writing.

         (iii) The Trustees shall proceed to wind up the affairs of the Trust or series of the Trust and all the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or series of the Trust shall have been wound up, including the power to (A) fulfill or discharge the contracts of the Trust, (B) collect the assets of the Trust or series of the Trust, (C) Transfer all or any part of the remaining Trust Property of the Trust or series of the Trust to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities, or other property of any kind, (D) discharge or pay the liabilities of the Trust or series of the Trust, and (E) do all other acts necessary, convenient, or desirable in the discretion of the Trustees to liquidate the business of the Trust or series of the Trust.

         (iv) After the Trust has paid or made adequate provision for the payment of all liabilities and the Trustees have received such releases, indemnities, and refunding agreements as they deem necessary, convenient, or desirable, the Trustees may distribute the remaining Trust Property of the Trust or series of the Trust, in cash or in kind, or partly in cash and partly in kind, among the Holders of the Trust or series of the Trust according to their respective rights as set forth in the procedures established pursuant to Section 8.2.

         (b) After termination of the Trust (or any series of the Trust) and a liquidating distribution to the Holders of the Trust (or such series of the Trust) as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder with respect to the Trust (or such series of the Trust), and the rights and interests of all Holders of the Trust (or such series of the Trust) shall thereupon cease.

         SECTION 9.3. AMENDMENT PROCEDURE. All rights granted to Holders hereunder are granted subject to a right to amend this Declaration, except as otherwise provided.

         (a) This Declaration may be amended by a Majority Interests Vote or by any instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of the Interests. The Trustees may also amend this Declaration without the vote or consent of Holders to designate series in accordance with Section 6.9, to change the name of the Trust, to supply any omission, to cure, correct, or supplement any ambiguous, defective, or inconsistent provision hereof, or to conform this Declaration to the requirements of applicable Government Mandates or the regulated investment company provisions of the Code, but the Trustees shall not be liable for failing to make any such amendments.

         (b) An amendment that the Trustees have determined would affect the rights, privileges, or interests of a particular series, but not the rights, privileges, or interests of all series generally, and which would otherwise require a Majority Interests Vote under paragraph (a) of this

Section 9.3, may be made by a Majority Interests Vote of such series rather than a Majority Interests Vote.

         (c) No amendment to this Declaration may change any rights with respect to the Interests, or any series of Interests, by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the Majority Interests Vote, or a Majority Interests Vote of that series. No amendment to this Declaration may impair the exemption from personal liability of the Trustees, officers, employees, and agents of the Trust.

         (d) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

         (e) Prior to the issuance of any Interests, this Declaration may be amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

         (f) Neither Section 9.2(a)(ii), this Section 9.3(f), Section 11.6, nor
Section 11.8, nor any provision hereof relating to the interpretation or enforcement of any of such Sections, may be amended or modified without the prior written consent in each instance of Old Mutual.

         (g) Prompt notice of any amendment to this Declaration shall be given to the Investment Adviser and each Holder, provided, however, that a failure to give any such notice shall not have any effect on the validity of any amendment.

         SECTION 9.4. MERGER, CONSOLIDATION, AND SALE OF ASSETS. The Trust may merge or consolidate with any other Entity or may Transfer all or substantially all of the Trust Property (or all or substantially all of the Trust Property allocated or belonging to a particular series of the Trust) including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Holders called for such purpose by the vote of the Holders representing two-thirds of the Interests of all series of the Trust voting as a single class, or of the affected series of the Trust, as the case may be, or by an instrument in writing without a meeting, consented to by the vote of the Holders representing two-thirds of the Interests of all series of the Trust voting as a single class, or of the affected series of the Trust, as the case may be; provided, however, that (a) if such merger, consolidation, or Transfer is recommended by the Trustees, the vote or written consent by Majority Interests Vote shall be sufficient authorization; and any such merger, consolidation, or Transfer shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts, and (b) no Holder approval shall be required for Transfers in connection with a termination of the Trust under Section 9.2. Prior to taking any action pursuant to a Holder vote authorizing a merger, consolidation, or Transfer of all or substantially all of the Trust Property (or all or substantially all of the Trust Property allocated or belonging to a particular series of the Trust), the Trustees shall notify the Investment Adviser thereof. Nothing contained herein shall be construed as requiring approval of Holders for any Transfer of assets in the ordinary course of the business of the Trust.

         SECTION 9.5. INCORPORATION, REORGANIZATION. With a Majority Interests Vote, the Trustees may (a) cause to be organized or assist in organizing an Entity under the laws of any jurisdiction to acquire all or part of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, (b) Transfer all or part of the Trust Property to any such Entity in exchange for the shares or securities thereof or otherwise, and (c) lend money to, subscribe for the shares or securities of, and enter into any contracts with any such Entity in which the Trust holds or is about to acquire shares or any other interest. Subject to Section 9.4, the Trustees may also cause a merger or consolidation between the Trust and any such Entity if and to the extent permitted by Government Mandate. The Trustees shall notify the Investment Adviser of any such Majority Interests Vote prior to taking any action pursuant thereto. Nothing contained in this Section 9.5 shall be construed as requiring approval of Holders for the Trustees to organize or assist in organizing an Entity and Transferring a portion of the Trust Property to such Entity in the ordinary course of the business of the Trust.

         SECTION 9.6. INCORPORATION OR REORGANIZATION OF SERIES. With a Majority Interests Vote of any series, the Trustees may (a) cause to be organized or assist in organizing an Entity under the laws of any jurisdiction to acquire all or part of the Trust Property of such series or to carry on any business in which such series shall directly or indirectly have any interest, (b) Transfer all or part of the Trust Property of such series to any such Entity in exchange for the shares or securities thereof or otherwise, and (c) lend money to, subscribe for the shares or securities of, and enter into any contracts with any such Entity in which such series holds or is about to acquire shares or any other interest. Subject to Section 9.4, the Trustees may also cause a merger or consolidation between such series and any such Entity if and to the extent permitted by Government Mandate. The Trustees shall notify the Investment Adviser of any such Majority Interests Vote prior to taking any action pursuant thereto. Nothing contained in this Section 9.6 shall be construed as requiring approval of Holders of any series for the Trustees to organize or assist in organizing an Entity and Transferring a portion of the Trust Property of such series to such Entity in the ordinary course of the business of such series.

                                    ARTICLE X

                  REPORTS TO HOLDERS AND HOLDER COMMUNICATIONS

         The Trustees shall at least semi-annually submit to the Holders a written financial report of the transactions of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1. FILING. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other place or places as may be required under the Government Mandates of the Commonwealth of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment shall be signed by a majority of the Trustees or shall be accompanied by a certificate of an appropriate officer of the Trust stating that such amendment was properly approved. Unless such amendment or certificate sets forth a later date on which it shall take effect, any amendment shall take effect as of its approval. A restated Declaration, integrating into a single instrument all of the provisions of this Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of this original Declaration and the various amendments thereto.

         SECTION 11.2. SECTION HEADINGS. Section headings are placed herein for convenience of reference only and shall not affect the meaning or interpretation of this Declaration.

         SECTION 11.3. GOVERNING LAW. This Declaration shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to any choice of law rules that would require application of the Government Mandates of any other jurisdiction.

         SECTION 11.4. COUNTERPARTS. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         SECTION 11.5. RELIANCE BY THIRD PARTIES. Any certificate executed by a Trustee certifying to: (a) the number or identity of Trustees or Holders, (b) the due authorization or execution of any instrument or writing on behalf of the Trust, (c) the form of any vote passed at a meeting of Trustees or Holders or adopted by written consent of the Trustees or Holders, (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any ByLaws adopted by or the identity of any officers of the Trust, or (f) the existence of any fact that in any manner relates to the affairs of the Trust, shall be conclusive evidence, absent actual fraud or manifest error, as to the matters so certified in favor of any Person to whom such certificate is addressed.

         SECTION 11.6. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

         (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Code, or with other applicable Government Mandates, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided however, that (i) such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination, (ii) the Trust shall promptly notify the Investment Adviser of any such determination, and (iii) the Trustees shall notify Old Mutual of any such determination with respect to
Section 9.2(a)(ii), Section 9.3(f), this Section 11.6(a), or Section 11.8.

         (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

         SECTION 11.7. PRINCIPAL OFFICE AND REGISTERED AGENT. The name of the registered agent of the Trust is John Collis, Richmond House, 12 Par-la-Ville Road, Hamilton, Bermuda. The principal office of the Trust is Richmond House, 12 Par-la-Ville Road, Hamilton, Bermuda. The Trustees may, without the approval of Holders, change the registered agent of the Trust and the principal office of the Trust.

         SECTION 11.8. NOTICES TO OLD MUTUAL AND INVESTMENT ADVISER. All notices required to be given to Old Mutual or the Investment Adviser under this Declaration shall be submitted in writing (a) to Old Mutual at Mutualpark, Jan Smuts Drive, Pinelands, 7405, South Africa or at such other address as Old Mutual may, from time to time, request with notice to the Trustees and (b) to the Investment Adviser at the then effective address for notices to the Investment Adviser under its advisory agreement with the Trust. Any notice to Old Mutual or the Investment Adviser shall be effective only upon its actual receipt.

                           --SIGNATURE PAGE FOLLOWS--

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first set forth above.

                                             William Francois de la Harpe Beck
                                             ---------------------------------
                                             William Francois de la Harpe Beck
                                             as Trustee
                                             and not individually

                                             P.O. Box 4854
                                             Cape Town 8000
                                             South Africa

                                             William L. Boyan
                                             ---------------------------------
                                             William L. Boyan
                                             as Trustee
                                             and not individually

                                             John Hancock Mutual Life Insurance
                                             Company P.O. Box 111 Boston,
                                             Massachusetts 02117
                                             U.S.A.


                                             Thomas Haskins Davis
                                             ---------------------------------
                                             Thomas Haskins Davis
                                             as Trustee
                                             and not individually

                                             13 Commonland Point Road
                                             Hamilton Parish  CR01
                                             Bermuda

                                             Michael John Drew
                                             ---------------------------------
                                             Michael John Drew
                                             as Trustee
                                             and not individually

                                             International Services Limited
                                             P.O Box HM1186
                                             Hamilton HM EX
                                             Bermuda


                                             William Langley
                                             ---------------------------------
                                             William Langley
                                             as Trustee
                                             and not individually

                                             South African Mutual Life Assurance
                                             Society
                                             P.O. Box 66
                                             Cape Town 8000
                                             South Africa

                                             Michael John Levett
                                             ---------------------------------
                                             Michael John Levett
                                             as Trustee
                                             and not individually

                                             South African Mutual Life Assurance
                                             Society
                                             P.O. Box 66
                                             Cape Town 8000
                                             South Africa

                                             Kenneth Rigby Williams
                                             ---------------------------------
                                             Kenneth Rigby Williams
                                             as Trustee
                                             and not individually

                                             Druid Lodge
                                             Grantley Avenue
                                             Wonersh Park
                                             Guildford
                                             Surrey  GU5  0QN
                                             United Kingdom